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                                                         EXHIBIT 99.11




                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Directors of Columbia Daily Income Company:

We consent to the inclusion in Post-Effective Amendment No. 46 to the Registration Statement of Columbia Daily Income Company on Form N-1A (File No. 2-51727) of our report dated January 31, 1996 on our audit of the financial statements and the financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1995 which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."






COOPERS & LYBRAND L.L.P.
Portland, Oregon
January 31, 1996